SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) January 19, 2016

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced fourth quarter and full year 2015 results through December 31, 2015.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated January 19, 2016, announcing the fourth quarter and full year 2015 results through December 31, 2015.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: January 19, 2016

Exhibit 99.1

AMERISERV FINANCIAL REPORTS INCREASED EARNINGS FOR THE FOURTH QUARTER AND FULL YEAR OF 2015

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported fourth quarter 2015 net income available to common shareholders of $1,321,000, or $0.07 per diluted common share.  This represented a significant increase when compared to net income available to common shareholders of $697,000, or $0.04 per diluted common share, reported for the fourth quarter of 2014.  For the year ended December 31, 2015, the Company reported net income available to common shareholders of $5,787,000, or $0.31 per diluted share.  This represented a 107% increase in earnings per share from the full year 2014 where net income available to common shareholders totaled $2,813,000, or $0.15 per diluted common share.  The following table highlights the Company’s financial performance for both quarters and years ended December 31, 2015 and 2014:

	Fourth Quarter 2015	Fourth Quarter 2014	Year Ended December 31,2015	Year Ended December 31, 2014

Net income	$1,374,000	$749,000	$5,997,000	$3,023,000
Net income available to common shareholders	$1,321,000	$697,000	$5,787,000	$2,813,000
Diluted earnings per share	$ 0.07	$ 0.04	$ 0.31	$ 0.15

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the year ended December 31, 2015 financial results: “We were able to meaningfully improve the earnings power of AmeriServ Financial Inc. in 2015 through a combination of revenue growth and non-interest expense reduction.  Specifically, solid loan and deposit growth in our community banking business contributed to an increase of $1.3 million, or 3.9%, in net interest income while increasing revenue from our trust and wealth management business contributed to 6.6% growth in non-interest income in 2015.  Additionally, operating expenses declined by $1.7 million, or 3.9%, as we improved the ongoing efficiency of the Company by successfully executing several profitability improvement initiatives.”

The Company’s net interest income in the fourth quarter of 2015 decreased by $140,000 from the prior year’s fourth quarter but increased by $1,317,000, or 3.9%, for the full year of 2015 when compared to the full year 2014.  The decrease in net interest income between the fourth quarter of 2015 and the prior year’s fourth quarter is due to net interest margin compression as well as the 2015 fourth quarter reversal of previously recognized interest income from a loan that was transferred into non-accrual status.  The impact of the net interest margin compression is evident in the Company’s net interest margin ratio which was 3.30% for the fourth quarter of 2015 and was 19 basis points lower than the net interest margin of 3.49% for the fourth quarter of 2014.  Total earning assets averaged $1.028 billion in the fourth quarter of this year, or 3.9% higher than the $990 million average in the prior year’s fourth quarter.  On an annual basis, the Company’s net interest income increased in 2015 when compared to 2014 as net interest margin compression was more than fully mitigated by earning asset growth, a greater level of prepayment fees on early loan payoffs and an increased dividend from the FHLB of Pittsburgh.  The Company’s net interest margin of 3.49% for the full year 2015 was three basis points lower than the net interest margin of 3.52% for the full year 2014.  The earning asset growth occurred in the loan portfolio as total loans averaged $857 million for the full year of 2015 which is $52 million, or 6.5% higher than the $805 million average for the full year of 2014.  This loan growth reflects the successful results of the Company’s sales calling efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices in the stronger growth markets of Pittsburgh and Altoona in Pennsylvania, and Hagerstown, Maryland.  Overall, total interest income decreased by $62,000, or 0.6%, in the fourth quarter of 2015 but increased by $1.4 million, or 3.6%, for the full year 2015.

Total interest expense has been well controlled in 2015 as it increased by $78,000 in the fourth quarter and $123,000, or 1.9%, for the full year of 2015 due to tight control of our cost of funds through disciplined deposit pricing.  Total deposit interest expense decreased by $137,000, or 2.8%, in 2015 when compared to last year.  Even with this reduction in deposit costs, the Company continues to have a strong loyal core deposit base and success in cross-selling new loan customers into deposit products.  Specifically, total deposits averaged $893 million for full year of 2015 which is $21 million, or 2.4%, higher than the $872 million average in 2014.  The Company is pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  This decreased interest expense for deposits has been offset by a $260,000 increase in the interest cost for borrowings as the Company has utilized more FHLB term advances to extend borrowings and provide protection against rising interest rates.

The Company recorded a $500,000 provision for loan losses in the fourth quarter of 2015 compared to a $375,000 provision in the fourth quarter of 2014.  The higher provision that was needed this year was largely due to the transfer into non-accrual status of a $4.1 million loan to a customer in the fracking industry that filed for bankruptcy protection in the fourth quarter.  This is the Company’s only meaningful direct loan exposure to the energy industry.  For the full year 2015, the Company recorded a $1,250,000 provision for loan losses which represented an increase of $875,000 when compared to the 2014 full year provision of $375,000.  The higher provision recorded in 2015 was also needed to support the continuing growth of the loan portfolio and cover net loan charge-offs.  The Company experienced net loan charge-offs of $351,000, or 0.16% of total loans, in the fourth quarter of 2015 which was comparable to net loan charge-offs of $334,000, or 0.16% of total loans, in the fourth quarter of 2014.  For the full years, there were net loan charge-offs of $952,000, or 0.11% of total loans, in 2015 compared to net loan charge-offs of $856,000, or 0.11% of total loans, in 2014.  Overall, even with the fourth quarter increase in non-performing assets, the Company continued to maintain strong asset quality in 2015.  At December 31, 2015, non-performing assets totaled $6.3 million, or 0.71% of total loans.  When determining the provision for loan losses, the Company considers a number of factors, some of which include periodic credit reviews, non-performing assets, loan delinquency and charge-off trends, concentrations of credit, loan volume trends and broader local and national economic trends.  In summary, the allowance for loan losses provided 159% coverage of non-performing loans, and 1.13% of total loans, at December 31, 2015, compared to 400% coverage of non-performing loans, and 1.16% of total loans, at December 31, 2014.

Total non-interest income in the fourth quarter of 2015 increased by $288,000 from the prior year’s fourth quarter and for the full year of 2015 increased by $944,000, or 6.6%, when compared to the full year of 2014.  Increased revenue from trust and investment advisory fees and bank owned life insurance were two factors contributing to both the quarterly and annual non-interest income increase.  Specifically, trust and investment advisory fees increased by $90,000, or 4.6%, for the quarter and $579,000, or 7.5%, annually due to increased assets under management which reflects successful new business development activities as well as effective management of existing customer accounts in this volatile market environment.  Trust assets under administration totaled $1.97 billion as of December 31, 2015.  Revenue from bank owned life insurance increased by $210,000 for the quarter and $868,000 for the full year due to the receipt of four death claims in 2015.  These increases were partially offset by a reduction in deposit service charges in 2015 of $10,000 for the quarter and $207,000 for the full year due to fewer overdraft fees.  Mortgage related fees also dropped by $43,000 in the fourth quarter and $199,000 for the full year due to less mortgage refinance activity in 2015.  Finally, for the full year 2015 there was a decrease of $106,000 in revenue from investment security sale transactions as the Company recognized a lower level of gains on the sale of securities with low balances in 2015 compared to gains realized on the sale of rapidly pre-paying mortgage backed securities in 2014.

Total non-interest expense in the fourth quarter of 2015 decreased by $600,000, or 5.6%, from the prior year’s fourth quarter and for the full year of 2015 decreased by $2,333,000, or 5.4%, when compared to the full year of 2014.  Salaries and employee benefits were down by $454,000 in the fourth quarter and by $918,000, or 3.7%, for the full year of 2015, due to 21 fewer average full time equivalent employees as certain employees who elected to participate in an early retirement program in late 2014 were not replaced in order to achieve efficiencies identified as part of a profitability improvement program.  As part of this early retirement program, the Company recognized a $400,000 pension charge in the fourth quarter of 2014.  Professional fees increased modestly by $34,000 in the fourth quarter of 2015 but were $406,000, or 7.5% lower for the year.  The annual decrease results from lower legal fees, director’s fees and consulting costs in 2015.  Additionally, the Company recognized a $669,000 goodwill impairment charge related to its investment advisory subsidiary in the third quarter of 2014.  There was no such charge in 2015.  The remainder of the key non-interest expense categories were relatively consistent or down between years reflecting the Company’s continuing focus on reducing and controlling costs.  Finally, the Company recorded an income tax expense of $2,343,000, or an effective tax rate of 28.1%, in 2015 compared to the income tax expense of $1,598,000, or an effective tax rate of 34.6%, for 2014.  The higher income tax expense is due to the Company’s increased earnings in 2015 as the Company’s effective tax rate is lower than 2014 due to an increase in tax free revenue from bank owned life insurance.  The higher effective tax rate in 2014 was also due to the non-deductibility of the goodwill impairment charge for tax purposes.

The Company had total assets of $1.15 billion, shareholders’ equity of $119 million, a book value of $5.19 per common share and a tangible book value of $4.56 per common share at December 31, 2015.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status and had a tangible common equity to tangible assets ratio of 7.57% at December 31, 2015.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

December 31, 2015

(In thousands, except per share and ratio data)

(Unaudited)

2015

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,369	$1,421	$1,833	$1,374	$5,997
Net income available to common shareholders	1,316	1,369	1,781	1,321	5,787

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.51%	0.52%	0.66%	0.49%	0.54%
Return on average equity	4.80	4.88	6.15	4.56	5.10
Net interest margin	3.57	3.45	3.52	3.30	3.49
Net charge-offs as a percentage of average loans	0.09	0.08	0.11	0.16	0.11
Loan loss provision as a percentage of average loans	0.12	0.09	0.14	0.23	0.15
Efficiency ratio	82.29	81.93	78.25	81.69	81.01

PER COMMON SHARE:
Net income:
Basic	$0.07	$0.07	$0.09	$0.07	$0.31
Average number of common shares outstanding	18,851	18,859	18,869	18,871	18,863
Diluted	0.07	0.07	0.09	0.07	0.31
Average number of common shares outstanding	18,909	18,941	18,951	18,950	18,933
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.04

2014

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$930	$979	$365	$749	$3,023
Net income available to common shareholders	877	927	312	697	2,813

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.36%	0.37%	0.14%	0.28%	0.29%
Return on average equity	3.30	3.41	1.25	2.54	2.61
Net interest margin	3.56	3.47	3.42	3.49	3.52
Net charge-offs (recoveries) as a percentage of average loans	-	(0.02)	0.28	0.16	0.11
Loan loss provision as a percentage of average loans	-	-	-	0.18	0.05
Efficiency ratio	89.02	88.29	93.68	87.58	89.63

PER COMMON SHARE:
Net income:
Basic	$0.05	$0.05	$0.02	$0.04	$0.15
Average number of common shares outstanding	18,786	18,795	18,795	18,795	18,793
Diluted	0.05	0.05	0.02	0.04	0.15
Average number of common shares outstanding	18,904	18,936	18,908	18,887	18,908
Cash dividends declared	$0.01	$0.01	$0.01	$0.01	$0.04

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2015

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,103,416	$1,112,934	$1,110,843	$1,148,922
Short-term investments/overnight funds	10,127	9,843	14,966	25,067
Investment securities	142,010	142,448	135,013	140,886
Loans and loans held for sale	853,972	866,243	868,213	883,987
Allowance for loan losses	9,689	9,717	9,772	9,921
Goodwill	11,944	11,944	11,944	11,944
Deposits	892,676	862,902	869,899	903,294
FHLB borrowings	71,219	109,430	100,988	96,748
Shareholders’ equity	116,328	117,305	119,408	118,973
Non-performing assets	3,046	2,565	2,294	6,297
Tangible common equity ratio	7.64	7.66	7.87	7.57
PER COMMON SHARE:
Book value (A)	$5.06	$5.11	$5.21	$5.19
Tangible book value (A)	4.42	4.47	4.58	4.56
Market value	2.98	3.33	3.24	3.20
Trust assets – fair market value (B)	$2,033,573	$2,012,358	$1,935,495	$1,974,882

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	318	318	318	318
Branch locations	17	17	17	17
Common shares outstanding	18,855,021	18,861,811	18,870,811	18,870,811

2014

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,051,108	$1,063,717	$1,070,431	$1,089,263
Short-term investments/overnight funds	9,019	8,013	6,662	9,092
Investment securities	154,754	153,603	150,471	146,950
Loans and loans held for sale	789,620	804,675	817,887	832,131
Allowance for loan losses	10,109	10,150	9,582	9,623
Goodwill	12,613	12,613	11,944	11,944
Deposits	875,333	873,908	872,170	869,881
FHLB borrowings	40,483	52,677	63,438	80,880
Shareholders’ equity	114,590	115,946	116,146	114,407
Non-performing assets	3,274	4,469	3,897	2,917
Tangible common equity ratio	7.80	7.83	7.86	7.56
PER COMMON SHARE:
Book value (A)	$4.97	$5.05	$5.06	$4.97
Tangible book value (A)	4.31	4.38	4.43	4.33
Market value	3.85	3.48	3.30	3.13
Trust assets – fair market value (B)	$1,692,663	$1,873,996	$1,872,088	$1,883,937

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	347	345	341	314
Branch locations	18	17	17	17
Common shares outstanding	18,793,388	18,794,888	18,794,888	18,794,888

NOTES:

(A)

Preferred stock of $21 million received through the Small Business Lending Fund is excluded from the book value per common share and tangible book value per common share calculations.

        (B) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2015

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,456	$9,480	$9,718	$9,341	$37,995
Interest on investments	1,067	929	949	941	3,886
Total Interest Income	10,523	10,409	10,667	10,282	41,881

INTEREST EXPENSE
Deposits	1,174	1,171	1,174	1,233	4,752
All borrowings	415	438	458	457	1,768
Total Interest Expense	1,589	1,609	1,632	1,690	6,520

NET INTEREST INCOME	8,934	8,800	9,035	8,592	35,361
Provision for loan losses	250	200	300	500	1,250
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,684	8,600	8,735	8,092	34,111

NON-INTEREST INCOME
Trust and investment advisory fees	2,056	2,135	2,085	2,068	8,344
Service charges on deposit accounts	419	429	441	461	1,750
Net realized gains on loans held for sale	191	225	178	173	767
Mortgage related fees	115	109	87	80	391
Net realized gains(losses) on investment securities	-	28	(36)	79	71
Bank owned life insurance	363	171	684	399	1,617
Other income	568	595	576	588	2,327
Total Non-Interest Income	3,712	3,692	4,015	3,848	15,267

NON-INTEREST EXPENSE
Salaries and employee benefits	6,073	5,944	6,079	5,946	24,042
Net occupancy expense	841	718	692	690	2,941
Equipment expense	466	480	409	418	1,773
Professional fees	1,211	1,275	1,206	1,311	5,003
FDIC deposit insurance expense	167	164	174	164	669
Other expenses	1,652	1,658	1,659	1,641	6,610
Total Non-Interest Expense	10,410	10,239	10,219	10,170	41,038

PRETAX INCOME	1,986	2,053	2,531	1,770	8,340
Income tax expense	617	632	698	396	2,343
NET INCOME	1,369	1,421	1,833	1,374	5,997
Preferred stock dividends	53	52	52	53	210
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$1,316	$1,369	$1,781	$1,321	$5,787

2014

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,032	$8,939	$9,019	$9,352	$36,342
Interest on investments	1,063	1,044	1,000	992	4,099
Total Interest Income	10,095	9,983	10,019	10,344	40,441

INTEREST EXPENSE
Deposits	1,211	1,240	1,237	1,201	4,889
All borrowings	359	359	379	411	1,508
Total Interest Expense	1,570	1,599	1,616	1,612	6,397

NET INTEREST INCOME	8,525	8,384	8,403	8,732	34,044
Provision for loan losses	-	-	-	375	375
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,525	8,384	8,403	8,357	33,669

NON-INTEREST INCOME
Trust and investment advisory fees	2,032	1,948	1,807	1,978	7,765
Service charges on deposit accounts	478	501	507	471	1,957
Net realized gains on loans held for sale	101	171	275	201	748
Mortgage related fees	117	160	190	123	590
Net realized gains on investment securities	57	120	-	-	177
Bank owned life insurance	187	185	188	189	749
Other income	560	553	626	598	2,337
Total Non-Interest Income	3,532	3,638	3,593	3,560	14,323

NON-INTEREST EXPENSE
Salaries and employee benefits	6,314	6,107	6,139	6,400	24,960
Net occupancy expense	839	717	709	699	2,964
Equipment expense	470	494	468	460	1,892
Professional fees	1,308	1,464	1,360	1,277	5,409
FDIC deposit insurance expense	160	154	159	163	636
Goodwill impairment charge	-	-	669	-	669
Other expenses	1,647	1,684	1,739	1,771	6,841
Total Non-Interest Expense	10,738	10,620	11,243	10,770	43,371

PRETAX INCOME	1,319	1,402	753	1,147	4,621
Income tax expense	389	423	388	398	1,598
NET INCOME	930	979	365	749	3,023
Preferred stock dividends	53	52	53	52	210
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$877	$927	$312	$697	$2,813

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2015

2014

		TWELVE		TWELVE
	4QTR	MONTHS	4QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$870,400	$857,015	$827,613	$804,721
Short-term investment in money market funds	12,116	10,700	8,186	7,227
Deposits with banks	5,086	2,198	1,235	1,243
Total investment securities	140,794	144,959	153,000	157,238
Total interest earning assets	1,028,396	1,014,872	990,034	970,429

Non-interest earning assets:
Cash and due from banks	17,525	17,312	16,254	16,919
Premises and equipment	12,282	12,617	13,310	13,282
Other assets	67,605	69,201	68,787	69,423
Allowance for loan losses	(9,808)	(9,766)	(9,501)	(9,951)

Total assets	$1,116,000	$1,104,236	$1,078,884	$1,060,102

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$92,800	$97,201	$103,500	$97,641
Savings	92,550	94,425	89,274	89,554
Money market	269,251	242,298	225,907	228,150
Other time	276,134	287,783	297,783	300,915
Total interest bearing deposits	730,735	721,707	716,464	716,260
Borrowings:
Federal funds purchased and other short-term borrowings	16,650	24,582	25,316	18,783
Advances from Federal Home Loan Bank	48,763	46,166	39,723	32,885
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085	13,085	13,085
Subordinated debt	247	62	-	-
Total interest bearing liabilities	809,480	805,602	794,588	781,013

Non-interest bearing liabilities:
Demand deposits	178,801	171,175	160,515	155,365
Other liabilities	8,157	9,871	6,694	7,969
Shareholders’ equity	119,562	117,588	117,087	115,755
Total liabilities and shareholders’ equity	$1,116,000	$1,104,236	$1,078,884	$1,060,102